INTERCREDITOR AGREEMENT



                                INTERCREDITOR AND
                           COLLATERAL AGENCY AGREEMENT
                           ---------------------------

          This INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT, dated as of
March 11, 1998 (as modified, supplemented or amended from time to time, the "Agreement"), is entered into among BANKERS TRUST COMPANY ("BTCo."), as Administrative Agent under the Loan Agreement (as hereinafter defined) on behalf of the lenders party thereto (BTCo. and any successor Administrative Agent, the "Loan Administrative Agent"), BTCo., as Administrative Agent under the
Synthetic Lease Facility (as hereinafter defined) on behalf of the lenders party thereto (BTCo. and any successor Administrative Agent, the "Lease Administrative Agent") (the Loan Administrative Agent and the Lease Administrative Agent, individually, an "Agent" and collectively, the "Agents"), BTCo., as Collateral Agent, FMI and the Subsidiary Pledgors (as hereinafter defined). Capitalized terms used herein without definition herein shall have the meanings provided in the Loan Agreement.

                                    RECITALS

          WHEREAS, FMI, as borrower, the lenders from time to time party thereto (the "Loan Agreement Lenders"), the Loan Administrative Agent and The Chase Manhattan Bank, as syndication agent thereunder (the "Syndication Agent") are parties to that certain Loan Agreement, dated as of the date hereof (as the same shall be amended, supplemented or otherwise modified from time to time, the "Loan Agreement");

          WHEREAS, FMI, as lessee, FMS Trust 1997-1, as lessor (the "Lessor"), Wilmington Trust Company, as owner trustee (the "Owner Trustee"), the investors from time to time party thereto, the Lenders from time to time party thereto (as the same shall be amended, supplemented or otherwise modified from time to time, the "Synthetic Lease Facility Lenders" and, collectively with the Loan Agreement Lenders, the "Lenders"), the Lease Administrative Agent and the Syndication Agent are parties to that certain participation agreement, dated as of


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                                                        INTERCREDITOR AGREEMENT

the date hereof (the "Participation Agreement" and, collectively with the other documents contemplated by the Participation Agreement, the "Synthetic Lease Facility") (the Synthetic Lease Facility, together with the Loan Agreement and the other documents contemplated thereby, the "Facility Documents") (the transac tions contemplated by the Facility Documents being collectively referred to as the "Extensions of Credit");

          WHEREAS, FMI and each of the Subsidiaries listed on the signa ture pages thereof (the "Subsidiary Pledgors") are parties to that certain pledge agreement, dated as of the date hereof (the "Pledge Agreement"), in favor of the Collateral Agent for the benefit of the Lenders and the persons who may in the future become beneficiaries in accordance with the terms of this Agreement and the Facility Documents (all such beneficially interested parties being the "Beneficiaries");

          WHEREAS, it is a condition precedent to the Extensions of Credit to FMI that FMI, the Subsidiary Pledgors and the Agents, on behalf of the Lenders, shall have executed and delivered this Agreement to the Agents; and

          WHEREAS, FMI, the Subsidiary Pledgors and the Agents, on behalf of the Lenders, desire to execute this Agreement to satisfy the condition described in the preceding paragraph;

          NOW, THEREFORE, it is agreed:

          1. Appointment. The Agents, on behalf of the Lenders, by their acceptance of the benefits of the Pledge Agreement, hereby irrevocably designate BTCo. as Collateral Agent to act as specified herein. The Agents hereby irrevocably authorize the Collateral Agent to take such action on their behalf under the provisions of the Pledge Agreement and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees.

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                                                        INTERCREDITOR AGREEMENT

          2. Nature of Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth herein and in the Pledge Agreement. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Pledge Agreement or hereunder or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of this Agreement or the Pledge Agreement a fiduciary relationship in respect of any Agent or Lender; and nothing in this Agreement or the Pledge Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the Pledge Agreement except as expressly set forth herein or therein.

          3. Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of FMI and its Subsidiaries in connection with the Extensions of Credit and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of FMI and its Subsidiaries, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Agent or Lender with any credit or other information with respect thereto, whether coming into its possession before the extension of any credit under the Facility Documents, or at any time or times thereafter. The Collateral Agent shall not be responsible to any Agent or Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement, the Pledge Agreement or the financial condition of FMI and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Pledge Agreement, or the financial condition of FMI and its Subsidiaries, or the existence or possible existence of any Event of Default.

          4. Certain Rights of the Collateral Agent. No Agent shall have the right to cause the Collateral Agent to take any action with respect to the Collateral, with only the Required Lenders (as hereinafter defined) having the right

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                                                        INTERCREDITOR AGREEMENT

to direct the Collateral Agent to take any such action. If the Collateral Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with the Pledge Agreement, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Lenders, and to the extent requested, appropriate indemnification in respect of actions to be taken; and the Collateral Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Agent shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting (x) hereunder in accordance with the instructions of the Required Lenders or (y) under the Pledge Agreement as provided for therein. As used herein, the term "Required Lenders" shall mean Lenders the sum of whose drawn loans and undrawn commitments represent greater than 50% of the total Extensions of Credit (both drawn and undrawn); provided, however, that upon termination of any Lender's Commitment, such Lender may only vote with respect to drawn loans outstanding; provided, further, that any request to act or refrain from acting which would affect only the rights and benefits of any Class of Lenders (and not all Lenders in a like or similar manner) shall require the written authorization of the Lenders of the affected Class. For the purpose of this Agreement, the term "Class" shall mean each class of Lenders, i.e., whether (x) Loan Agreement Lenders or (y) the Synthetic Lease Facility Lenders.

          5. Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper Person or entity, and, with respect to all legal matters pertaining to the Pledge Agreement and its duties thereunder and hereunder, upon advice of counsel selected by it.

          6. Indemnification. To the extent the Collateral Agent is not reimbursed and indemnified by FMI, the Agents, on behalf of the Lenders and solely to the extent of actual receipt of such amounts from the Lenders, will reimburse and indemnify the Collateral Agent, in proportion to the Lenders' respective principal amounts of Extensions of Credit (both drawn and undrawn), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature


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whatsoever which may be imposed on, incurred by or asserted against the Collat-
eral Agent in performing its duties hereunder or under the Pledge Agreement, or in any way relating to or arising out of this Agreement or the Pledge Agreement except for those resulting solely from the Collateral Agent's own gross negligence or willful misconduct. The indemnities set forth in this Section 6 shall survive the repayment of all Extensions of Credit.

          7. The Collateral Agent in its Individual Capacity. With respect to its obligations as a lender under the Facility Documents, the Collateral Agent shall have the rights and powers specified therein and herein for a "Lender" or "Agent," as the case may be, and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include the Collateral Agent in its individual capacity. The Collateral Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with FMI or any of its affiliates as if it were not performing the duties specified herein or in the Pledge Agreement, and may accept fees and other consideration from them for services in connection with the Facility Documents and otherwise without having to account for the same to the Agents.

          8. Application of Proceeds. (a) Any and all amounts actually received by the Collateral Agent in connection with the enforcement of the Pledge Agreement, including the proceeds of any collection, sale or other disposition of the Collateral or any portion thereof (collectively, "Proceeds") shall first be applied to the payment of all costs and expenses of such sale, collection or other realization, and all expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith and all amounts for which the Collateral Agent is entitled to indemnification under this Agreement or the Pledge Agreement and all advances made by the Collateral Agent under the Pledge Agreement for the account of the Pledgors or for the payment of all costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy under the Pledge Agreement, all in accordance with Section 6 hereof and/or Section 16 of the Pledge Agreement. Until Proceeds are so applied, the Collateral Agent shall hold such Proceeds in its custody in accordance with regular procedures for handling deposited funds.


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                                                        INTERCREDITOR AGREEMENT

          (b) Any Proceeds remaining after application in accordance with clause
(a) above shall be paid to the Agents pro rata in accordance with the aggregate Extensions of Credit then outstanding under the respective Facility Documents and the Agents shall apply such Proceeds so that each Lender shall receive payment of its proportionate amount of all such Proceeds. For the purposes of determining the proportionate amounts of all Extensions of Credit at the time any Proceeds are due to be distributed under this Section 8, the amount of the outstanding Extensions of Credit shall be deemed to be the principal and interest then due and payable under the Facility Documents. For purposes of determining the amount payable to each Agent, the Collateral Agent shall be entitled to request each Agent to furnish it with written notice of the amount of Extensions of Credit then owed to each Lender under its respective Facility Documents and shall be entitled to rely upon the amounts stated therein in making such distribution.

          (c) For purposes of applying payments received in accordance with this
Section 8, the Collateral Agent shall be entitled to rely upon the Agents for a determination (which the Agents by their acceptance of the benefits of this Agreement shall be obligated to provide upon request of the Collateral Agent) of the outstanding Extensions of Credit owed to the Lenders. Unless they have actual knowledge (including by way of written notice from a Lender) to the contrary, the Agents, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no obliga tions other than principal, interest and regularly accruing fees are owing to any Lender.

          9. Joinder of New Subsidiaries. FMI agrees that, promptly after the acquisition or creation of any new Subsidiary (and in any event within ten days after the date of such acquisition or creation, as the case may be) it will cause any such Subsidiary (other than an Insignificant Subsidiary) required to pledge its capital stock pursuant to the Pledge Agreement to deliver to the Agents and the Collateral Agent an acknowledgment duly executed by such new Subsidiary in substantially the form of Exhibit A hereto (an "Intercreditor Acknowledgment").

          10. Definitions. The following terms shall have the meanings herein specified unless the context otherwise requires. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.


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                                                        INTERCREDITOR AGREEMENT

          "Agents" shall have the meaning provided in the first paragraph of this Agreement.

          "Agreement" shall mean this Intercreditor and Collateral Agency Agreement as modified, supplemented or amended from time to time.

          "Beneficiaries" shall have the meaning provided in the third WHEREAS clause of this Agreement.

          "BTCo." means Bankers Trust Company.

          "Class" shall have the meaning provided in Section 4.

          "Collateral" shall mean the "Pledged Collateral" under, and as defined in, the Pledge Agreement.

          "Collateral Agent" shall mean Bankers Trust Company acting in its capacity as collateral agent hereunder.

          "Event of Default" shall mean any Event of Default under, and as defined in, the Facility Documents.

          "Extensions of Credit" shall have the meaning provided in the second WHEREAS clause of this Agreement.

          "Facility Documents" shall have the meaning provided in the second WHEREAS clause of this Agreement.

          "Intercreditor Acknowledgment" shall have the meaning provided in
Section 10.

          "Lease Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement.

          "Lenders" shall have the meaning provided in the second WHEREAS clause of this Agreement.

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                                                        INTERCREDITOR AGREEMENT

          "Lessor" shall mean FMS Trust 1997-1, as lessor under the Partici-pation Agreement.

          "Loan Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement.

          "Loan Agreement" shall have the meaning provided in the first WHEREAS clause of this Agreement.

          "Loan Agreement Lenders" shall have the meaning provided in the first WHEREAS clause of this Agreement.

          "Owner Trustee" shall mean Wilmington Trust Company, as owner trustee under the Participation Agreement.

          "Participation Agreement" shall have the meaning provided in the second WHEREAS clause of this Agreement.

          "Pledge Agreement" shall have the meaning provided in the third WHEREAS clause of this Agreement.

          "Pledgor" shall mean each "Pledgor" under, and as defined in, the Pledge Agreement.

          "Proceeds" shall have the meaning provided in Section 8.

          "Required Lenders" shall have the meaning provided in Section 4.

          "Subsidiary Pledgors" shall have the meaning provided in the third WHEREAS clause of this Agreement.

          "Syndication Agent" shall mean The Chase Manhattan Bank, as syndication agent under the Loan Agreement.

          "Synthetic Lease Facility" shall have the meaning provided in the second WHEREAS clause of this Agreement.


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
                                                        INTERCREDITOR AGREEMENT

          "Synthetic Lease Facility Lenders" shall have the meaning provided in the second WHEREAS clause of this Agreement.

          11. Resignation by the Collateral Agent. (a) The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the Pledge Agreement at any time by giving 30 days' prior written notice to FMI, the Subsidiary Pledgors and the Agents. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clauses (b) and (c) below.

          (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Collateral Agent hereunder who shall be a commercial bank or trust company; provided that so long as no Default under any of the Facility Documents shall be in existence such appointment shall be reasonably acceptable to FMI.

          (c) If a successor Collateral Agent shall not have been so appointed within said 30-day period, the Collateral Agent shall then appoint a successor Collateral Agent who shall serve as Collateral Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Collateral Agent as provided above.

          12. Governing Law. This Agreement and the rights and obligations of FMI, the Subsidiary Pledgors and the Agents hereunder shall be construed in accordance with and be governed by the law of the State of New York.

          13. Miscellaneous. This Agreement shall be binding upon FMI, each Subsidiary Pledgor and each Agent, on behalf of the Lenders, and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

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                                                        INTERCREDITOR AGREEMENT

          14. Amendment or Waiver of this Agreement and the Pledge Agreement. None of the terms and conditions of this Agreement or the Pledge Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by (i) with respect to this Agreement, the parties hereto and (ii) with respect to the Pledge Agreement, the Pledgors and the Collateral Agent thereunder, in each case with the consent of the Required Lenders; provided, however, that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Lenders (and not all Lenders in a like or similar manner) shall require the written consent of the Required Lenders of such affected Class.

          15. Termination; Release of Collateral and Pledge Agreement. (a) This Agreement shall terminate on the date upon which the total commitments under the Facility Documents are terminated, all Letters of Credit issued under the Loan Agreement are terminated, and when all Extensions of Credit have been indefeasibly paid in full (other than Extensions of Credit relating to indemnities to the extent not previously requested at the time of the termination of the other Extensions of Credit);

          (b) The Collateral Agent shall, upon at least ten days' prior notice and at the request of a Pledgor, release (without recourse and without any representation or warranty) any or all of the Collateral in accordance with the terms of the Facility Documents; provided that (x) the sale of the respective Collateral is permitted under the Facility Documents or such release has been approved in writing by the requisite Lenders under the Facility Documents and
(y) the proceeds of such Collateral are applied in a manner consistent herewith and with the Facility Documents. Prior to the release of any Collateral pursuant to this Section 15, the Collateral Agent shall be entitled to receive a certificate signed by the chief financial officer or other authorized representative of the Pledgor (i) identifying any and all financing statements or other filings or registrations that must be amended or terminated in order to consummate the sale contemplated in clause (x) of the immediately preceding sentence and (ii) certifying that the financing statements or other filings or registrations identified in immediately preceding clause (i) relate exclusively to the Collateral then being sold.

          (c) Not more than ten days after receipt by the Agents from FMI of evidence satisfactory to it that FMI has received a rating on its senior unsecured

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                                                        INTERCREDITOR AGREEMENT

long-term debt of Baa3 or higher from Moody's and BBB- from S&P, and pro vided that no Event of Default shall be in existence, the Pledge Agreement shall terminate and, at the request and sole expense of FMI, the Agents shall take all steps necessary to release the Pledged Collateral. Upon such termination any and all obligations of FMI or the Subsidiaries with respect to such Pledge Agreement and the transactions contemplated thereby shall terminate.

          16. Inconsistent Provisions. If any provision of this Agreement shall be inconsistent with, or contrary to, any provision in the Facility Documents or the Pledge Agreement, the provision in this Agreement shall be controlling, and shall supersede such inconsistent provision to the extent necessary to give full effect to all provisions contained in this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
--------

One Bankers Trust Plaza              BANKERS TRUST COMPANY,
130 Liberty Street                   as Loan Administrative Agent
New York, NY  10006
Attn: Deal Administrator                 ANTHONY LO GRIPPO
Telephone:  (212)                    By  ------------------------
Telecopy:    (212) 250-7351              Anthony Lo Grippo
                                         Title:  Vice President



                                     BANKERS TRUST COMPANY, as
                                     Lease Administrative Agent

                                        ANTHONY LO GRIPPO
                                     By ------------------------
                                        Anthony Lo Grippo
                                        Title: Vice President

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                                     BANKERS TRUST COMPANY, as
                                     Collateral Agent

                                        DAVID J. BELL
                                     By ------------------------
                                         Title:  Vice President


Acknowledged and Agreed to
this 11th day of March, 1998:

                                     FRED MEYER, INC.,
                                      a Delaware corporation

                                         ROGER A. COOKE
                                     By: ----------------------------
                                     Title: Sr. Vice President & Secretary

                                     FRED MEYER STORES, INC.,
                                     a Delaware corporation

                                         ROGER A. COOKE
                                     By: ----------------------------
                                     Title: Sr. Vice President & Secretary

                                     SMITH'S FOOD & DRUG CEN
                                     TERS, INC., a Delaware corporation

                                         ROGER A. COOKE
                                     By: ----------------------------
                                     Title: Sr. Vice President & Secretary

                                     B&B STORES, INC.,
                                     a Montana corporation

                                         ROGER A. COOKE
                                     By: ----------------------------
                                     Title: Vice President & Secretary


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
                                     FM HOLDING CORPORATION,
                                     a Delaware corporation

                                         ROGER A. COOKE
                                     By: ----------------------------
                                     Title: Vice President & Secretary


                                     ROUNDUP CO.,
                                     a Washington corporation

                                         ROGER A. COOKE
                                     By: ----------------------------
                                     Title: Vice President & Secretary


                                     QUALITY FOOD CENTERS, INC.
                                     a Washington corporation

                                         ROGER A. COOKE
                                     By: ----------------------------
                                     Title: Sr. Vice President & Secretary


                                     HUGHES MARKETS, INC.
                                     a California corporation

                                         ROGER A. COOKE
                                     By: ----------------------------
                                     Title: Vice President & Secretary


                                     FOOD 4 LESS HOLDINGS, INC.
                                     a Delaware corporation

                                         ROGER A. COOKE
                                     By: ----------------------------
                                     Title: Sr. Vice President & Secretary



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                                    EXHIBIT A
                         to the Intercreditor Agreement


                      [FORM OF INTERCREDITOR ACKNOWLEDGMENT
                               OF NEW SUBSIDIARY]


       Reference is hereby made to the Intercreditor and Collateral Agency Agreement dated as of March __, 1998 (the "Intercreditor Agreement")
   among Fred Meyer, Inc. and its Subsidiaries who are signatories thereto and
              Bankers Trust Company, as Loan Administrative Agent,
               Lease Administrative Agent and Collateral Agent in
         which this Acknowledgment and its attachments are incorporated.

        The undersigned is a new Subsidiary (other than an Insignificant Subsidiary) which is required to pledge capital stock pursuant to the
                         Pledge Agreement and, as such,
                is required to join the Intercreditor Agreement.

      The undersigned acknowledges the terms of the Intercreditor Agreement and agrees to be bound thereby.

                               [NEW SUBSIDIARY]


                            By: ----------------------
                             Name:_______________
                             Title:______________

                                Notice Address:

                           -------------------------

                           -------------------------

                           -------------------------

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